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                                                                   Exhibit 10(a)

                          LOAN PARTICIPATION AGREEMENT

         This Loan Participation Agreement (this "Agreement") is made and entered into as of May 1, 1998, between THE HUNTINGTON NATIONAL BANK ("Transferor") and AIRBASE REALTY HOLDING COMPANY, an Indiana corporation ("Transferee").

                                    RECITALS

        A. Transferor desires to transfer to Transferee and Transferee desires to obtain from Transferor a participation interest in certain commercial Loans and mortgage Loans made by Transferor to various borrowers (collectively, the "Borrowers"), as such Loans may be identified from time to time by Transferor pursuant to paragraph 2 below (the "Loans").

        B.      Transferor will service the Loans as hereinafter set forth.

        C. The parties wish to enter into this Agreement setting forth their respective rights and obligations with respect to the Loans.

                                    AGREEMENT

         l.     DEFINITIONS.

                (a) "Loan Documents" shall mean any and all loan agreements evidencing or otherwise relating to any of the Loans, together with any and all commitment letters, promissory notes, real estate mortgages, assignments and security agreements, financing statements, pledge agreements, letters of credit, applications and agreements for standby letters of credit, letter of credit reimbursement agreements, subordination agreements, waivers, affidavits, fire and extended coverage insurance policies, guarantees, title insurance policies, applications, reports, surveys, documents required to be maintained by lenders pursuant to any applicable federal or state regulations, any and all amendments, modifications or supplements to any of the foregoing from time to time, and all other relevant documents pertaining to any of the Loans.

                  (b) "Collateral" shall mean the real property, fixtures, equipment, inventory, accounts, chattel paper, instruments, documents, general intangibles, securities and all other property and property rights in which Transferor has been granted a mortgage, lien or security interest in connection with any of the Loans.

                  (c) "Participation" and "Participation Interest" shall mean the interest of Transferee in the Loans created hereby, equal to a ninety-five percent (95%) interest in each of the Loans.



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                  (d)   "Participation Share," "Pro Rata Share," "pro rata," and
"ratably" shall mean a share in the same proportion as the respective percentage ownership interests of Transferor and Transferee in the Loans.

        2. TRANSFER OF PARTICIPATION INTERESTS. Transferee shall from time to time buy from Transferor and Transferor shall from time to time sell to Transferee, without recourse, a continuing undivided fractional Participation Interest in the Loans by Transferor to the respective Borrowers, in consideration of Transferee's issuance to Transferor of all 1,000 shares of the common stock of Transferee. Transferor hereby assigns to Transferee, without recourse, all of Transferor's beneficial right, title and interest in the Loans, including any Collateral for the Loans, and any payments or collections on account of the Loans. Transferor shall hold title to the Loans, including any Collateral payments and collections as agent for Transferee. Each of the Loans which shall be subject to this Agreement shall be identified on a completed "Certificate of Participation" in the form of EXHIBIT A attached hereto which shall be delivered by Transferor to Transferee and shall contain at least the name of each Borrower; the date of the promissory note evidencing each Loan; and the original principal amount of each Loan. Each subsequent group of Loans for which a Participation shall be transferred pursuant to the terms of this Agreement shall be identified in subsequent Certificates of Participation furnished by the Transferor to the Transferee.

         3. REPRESENTATIONS AND WARRANTIES. Transferor hereby represents and warrants that Transferor has good title to the Loans and has full right, power and authority to grant and convey the Participation in the Loans provided for herein to Transferee, and the Loans are free and clear of all encumbrances or other interests of any other person.

         4. TRANSFEREE'S RISK. Transferee acknowledges and agrees that Transferor has made no representation or warranty and has no responsibility as to: (i) the collectibility of the Loans; (ii) the Borrowers' creditworthiness or financial condition; (iii) the legality, validity, binding effect or enforceability of the Loan Documents; (iv) the filing, recording or taking of any other action with respect to the Loan Documents; (v) any other matter having any relation to the Loans, the Loan Documents, this Agreement, the Borrowers, or any other person or entity except as otherwise specifically set forth herein. Transferee acknowledges that Transferor has made available to it copies of the Loan Documents requested by Transferee. Transferee acknowledges and agrees that it has made its own independent investigation and determination with respect to the foregoing matters and accepts full responsibility therefor. The sale of the Participation Interests by Transferor to Transferee pursuant to this Agreement shall be and is without recourse of any nature.

         5. CUSTODY AND OWNERSHIP OF LOAN DOCUMENTS AND COLLATERAL. Transferor shall have and maintain physical possession of all the Loan Documents and Collateral, to the extent that possession is necessary to perfect a security interest in any Collateral. Transferor shall use reasonable care to safeguard and protect the Loan Documents and Collateral. Transferor is authorized to deal with the Loans in Transferor's own name, subject to the terms and conditions of this Agreement, and, as far as third parties are concerned, to act on behalf of Transferee as though Transferor were the sole owner of the Loans; provided, however, that all of Transferor's actions with respect to the Loans will be subject to this Agreement.



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         6.    NATURE OF TRANSFEREE'S PARTICIPATION INTEREST. Transferee's
obligations hereunder constitute absolute, unconditional and continuing obligations to make funds or credit available to Transferor for Transferor to extend credit to any of the Borrowers and pay letters of credit issued for the account of any of the Borrowers pursuant to the terms of the Loan Documents and will be unaffected by (i) any amendment or waiver of any term of the Loan Documents, (ii) any extension, overadvance, indulgence, settlement or compromise granted or agreed to in relation to the Loan Documents, (iii) the release of any Collateral or any guaranty of the Loans, (iv) any invalidity, unenforceability, or insufficiency of the Loan Documents or of any drafts or other documents submitted in connection with draws under any letters of credit, (v) any default by or insolvency of any of the Borrowers, (vi) any act or omission on Transferor's part relating to this Agreement or the Loan Documents (absent gross negligence or willful misconduct), (vii) the absence of notice to Transferee of any of the foregoing, (viii) any requirement that Transferor take any action against any of the Borrowers or any other person liable on the Loans, and (ix) any defenses in law or equity which Transferee may have to the full discharge of its obligation under this Agreement (absent gross negligence or willful misconduct by Transferor).

        7. SERVICING OF THE LOANS. Transferor shall service the Loans on behalf of both Transferee and Transferor as follows:

                (a) Except as otherwise specifically set forth in this Agreement, Transferor will perform the servicing for the Loans or will cause an affiliate of Transferor to service the Loans. For this purpose, servicing shall include all communications with any of the Borrowers and third parties, making of all advances and issuing of letters of credit provided for under the Loan Documents (subject to receipt from Transferee of its Participation Share of each such advance), receipt of all collections under the Loans and remittance of the same to the party entitled thereto, inspections of the Collateral, and all other acts incidental thereto. Transferor shall use good faith efforts, or shall cause its affiliate to use good faith efforts, to collect all payments due under the Loans as they become due and payable and to enforce all obligations of the Borrowers to the extent necessary to protect the interests of Transferor and Transferee. Transferor shall administer all Loan collections, including any escrows, in accordance with all applicable laws and regulations. Transferee agrees that such funds may be commingled with Transferor's general funds.

                (b) Transferor shall have the right in its discretion to give consents, waivers and modifications of the Loan Documents to the same extent as if the Loans were wholly-owned by Transferor; provided, however, that
(i) no waiver of any payment default, (ii) no extension of the maturity, (iii) no reduction of the rate or rates of interest with respect to the Loans, (iv) no forgiveness or reduction of the principal sum of the Loans, (v) no increase in the lending formula or advance rates, and (vi) no amendment or modification of the financial covenants contained in the Loan Documents that would make such financial covenants less restrictive with respect to any of the Borrowers, shall be made without the prior written consent of Transferee. Transferor shall have the right to accept payment or prepayment of the whole principal sum and accrued interest in accordance with the terms of the Loans, waive prepayment charges in accordance with Transferor's policy for Loans in which no participation is granted, and accept additional security for the Loans.



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                (c)     On or before the date of execution of the Loan
Documents, with respect to the principal sums already advanced and outstanding pursuant to the Loans as of such date, and on or before any later date when funds are to be disbursed to any of the Borrowers pursuant to the Loans or a drawing occurs under any letter of credit, Transferee shall pay to Transferor its pro rata share, in accordance with its Participation Interest, of the amount of the disbursement or letter of credit payment (or, with respect to principal sums already advanced and outstanding as of the date of the execution of the Loan Documents, the aggregate principal balance of the Loans as of such date), in funds available for immediate use, by 2:00 p.m., Columbus, Ohio, time, on the same banking day on which the advance is made (or, with respect to the principal sums already advanced and outstanding pursuant to the Loan Documents as of the date of the execution of the Loan Documents, provided, however, that Transferor shall use its best efforts to give Transferee advance notice of such funding request no later than 10:00 a.m., Columbus, Ohio, time, on such day. If Transferee fails or refuses to make payment to Transferor as required herein, then Transferor, without limitation, shall be entitled to pursue all remedies and rights permitted by this Agreement, law, or equity against Transferee and further shall be entitled to, but not be required to, (i) fund Transferee's Pro Rata Share of the disbursement, and (ii) accrue interest on any unpaid amount at the Federal Funds Rate, and (iii) withhold from Transferee all interest, principal, fees and late charges attributable to Transferee's Pro Rata Share thereof through the date Transferee funds its Pro Rata Share thereof and pays the interest due thereon, plus any additional cost or expense, including without limitation, reasonable attorneys' fees, incurred by Transferor as a result of Transferee's failure to pay, and (iv) offset against Transferee's Pro Rata Share all sums received by Transferor in connection with the Loans until reimbursed by Transferee for such payment and interest thereon. All payments received by Transferor in respect of the Loans shall be distributed pro rata to Transferee promptly after Transferor shall have collected such payment or payments in immediately available funds.

                (d) Transferor and Transferee shall share ratably in all payments of principal and interest made on the Loans. Transferor and Transferee shall share in any prepayment or late charges actually collected in proportion to their Participation Shares. Transferor shall not be required to remit any principal, interest, prepayment or late charge unless it is actually collected from the Borrowers.

                (e) To the extent not reimbursed by the Borrowers, and without limiting the obligation of the Borrowers to do so, Transferee agrees to reimburse Transferor, to the extent of Transferee's pro rata share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever, including without limitation disbursements necessary in the judgment of Transferor to preserve or protect any Collateral (but excluding costs of ordinary overhead and salaried expense of Transferor's clerical and supervisory personnel), that may at any time be imposed on, incurred by, or asserted against Transferor in any way relating to the Loans, the Loan Documents, any letters of credit issued pursuant to the Loan Documents or the Loan Documents, any collateral, the transactions contemplated thereby or hereby, or any action taken or omitted by Transferor under or in connection with any of the foregoing provided, however, that Transferee shall not be liable for the payment of any portion of the foregoing which result directly from Transferor's gross negligence or willful misconduct. The covenants contained in this paragraph shall survive the



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termination of this Agreement and the expiration of any letters of credit issued pursuant to the Loan Documents.

                (f) Transferor shall at all times keep proper books and records in accordance with generally accepted accounting principles consistently applied, reflecting all transactions in connection with the Loans. All such records shall be accessible for inspection by Transferee at all reasonable times during Transferor's business hours. Transferor shall use its best efforts to provide the following information to Transferee within a reasonable time after such information becomes available to Transferor:

                        (i)     The accrual status of the Loans;

                        (ii)    The status of principal and interest payments;

                        (iii)   Financial statements of the Borrowers; and

                        (iv) Information regarding the value of the Collateral and the status of Transferor's liens.

                (g) Transferor may accept deposits from, make Loans or otherwise extend credit to any of the Borrowers and generally engage in any kind of banking relationship with, any of the Borrowers or any other person or entity having obligations relating to the Loans, the Loan Documents, or any related agreement and receive payment on such Loans or extensions of credit and otherwise act with respect thereto freely and without accountability in the same manner as if this Agreement did not exist. Transferor, without liability, may rely upon the advice of legal counsel, accountants or other experts (including those retained by the Borrowers) and upon any written communication or any telephone conversation which Transferor believes to be genuine and correct or to have been signed, sent or made by the proper person or entity, shall not be required to make any inquiry concerning the performance by the Borrowers or any other person or entity of any of its obligations and liabilities to third parties or under or in respect of the Loan Documents or the Loans, and shall have no obligation to make any claim against, or assert any lien upon, any property held by Transferor or to assert any offset.

        8. DELINQUENCY AND FORECLOSURE. In the event of any default of any of the Borrowers, which default shall be continuing for more than 30 days, Transferor shall use its best efforts to give Transferee written notice of such default. Transferor shall thereafter take such action as Transferor shall deem necessary to protect the interests of both Transferor and Transferee, including, but not limited to, commencement of foreclosure actions or the acceptance of deeds in lieu of foreclosure. Nothing contained herein shall be construed as limiting Transferor from dealing with any of the Borrowers as it would in the case of a Borrower where the Loan is wholly-owned by Transferor, for the purpose of entering into forebearance agreements, moratoriums and general work-out plans designed to allow the Borrowers to cure the default and restore the Loan to good standing; provided, however, that no such agreement made by Transferor be in violation of paragraph 7(b) above.



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        9.     PARTICIPATION NOT A SECURITY. Transferee represents and warrants to Transferor that (a) Transferee does not consider the acquisition of its Participation Interest hereunder to constitute the "purchase" or "sale" of a "security" within the meaning of the Securities Act of l933, the Securities Exchange Act of l934 or Rule l0b-5 promulgated thereunder, the Trust Indenture Act of l939, the securities laws of the State of Ohio, any other applicable securities statute or law, or any rule or regulations under any of the foregoing, (b) Transferee has no expectation that it will derive profits from the efforts of Transferor or any third party in respect of the acquisition of Transferee's Participation Interests hereunder, (c) such Participation Interests constitute a commercial transaction by Transferee with Transferor regarding Transferee's Participation Interests in the obligations of the Borrowers under the Loans and do not represent an "investment" (as that term is commonly understood) in Transferor or the Borrowers, (d) Transferee is purchasing its Participation Interests hereunder for its own account in respect of a commercial transaction made in the ordinary course of its commercial banking business and not with a view to or in connection with any subdivision, resale, or distribution thereof, and (e) Transferee is engaged in the business of entering into commercial transactions (including transactions of the nature contemplated herein and in the Loans), can bear the economic risk related to the purchase of the same, and has had access to all information deemed necessary by it in making its decision whether or not to purchase the same.

        l0.     SUCCESSORS AND ASSIGNS. Transferor shall not assign this
Agreement in whole, but may assign to one or more participants all or part of Transferor's ownership interest in the Loans. Transferee shall have no right to assign or further participate any of its Participation Interest in the Loans without the prior written consent of Transferor. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        l1.     NOTICES. All notices hereunder shall be in writing and shall be personally delivered to the address or addresses of the party receiving the notice or mailed to such party at such address or addresses by certified or registered mail, return receipt requested, postage prepaid. Either party may change its address or addresses for notices and designate or change the location in which payments to such party will be made by a notice to the other party. Notices which are mailed shall be deemed received by the addressee on the third working day following the date of such mailing. Notices to Transferor shall be addressed as follows:

                  The Huntington National Bank
                  41 South High Street
                  Columbus, Ohio  43287
                  Attention:  General Counsel

Notices to Transferee shall be addressed to Transferee as follows:

                  Airbase Realty Holding Company
                  201 N. Illinois, Suite 1800
                  Indianapolis, Indiana  46204
                  Attention:  General Counsel



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        l2.     RELATIONSHIP OF PARTIES. With respect to the purchase and sale of Participation Interests in the Loans, Transferor and Transferee shall occupy the relationship of buyer and seller of a property interest. There is not intended hereby and shall not be construed to exist any fiduciary relationship between Transferee and Transferor, or any partnership or joint venture between Transferee and Transferor. With respect to servicing, Transferor shall be an independent contractor of Transferee. In no event shall either party be considered an agent or employee of the other party.

        l3.     INTERPRETATION. This Agreement and the rights and obligations of the respective parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Indiana.

        14. AMENDMENTS. This Agreement may not be amended, altered or modified except by a written instrument signed by both the parties.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                            THE HUNTINGTON NATIONAL BANK

                                            By:   /s/ John W. Liebersbach
                                                  -----------------------------
                                            Name: John W. Liebersbach
                                                  -----------------------------
                                            Title: Senior Vice President
                                                   ----------------------------

                                            AIRBASE REALTY HOLDING COMPANY

                                            By:  /s/ Gregory C. Sheridan
                                                 ------------------------------
                                                 Gregory C. Sheridan, President


STATE OF OHIO

COUNTY OF FRANKLIN

         I, JOHN W. LIEBERSBACH, being duly sworn, state that I am the SENIOR VICE PRESIDENT of The Huntington National Bank, and that the foregoing statements are true and correct to the best of my knowledge and belief.

                                            /s/ John W. Liebersbach
                                            -----------------------------------
                                            Senior Vice President
                                            -----------------------------------

SWORN TO AND SUBSCRIBED IN MY PRESENCE ON December 26, 2000.
                                          -------------------------------------

                                            /s/ Caroline F. Moore
                                            -----------------------------------



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                                  NOTARY PUBLIC

Notarial Seal State of Ohio
Caroline F. Moore
Notary Public State of Ohio
My Commission Expires June 25, 3003

STATE OF INDIANA

COUNTY OF Marion
          ------

         I, Gregory C. Sheridan, being duly sworn, state that I am the President of Airbase Realty Holding Company, and that the foregoing statements are true and correct to the best of my knowledge and belief.

                                            /s/ Gregory C. Sheridan
                                            -----------------------------------
                                            Gregory C. Sheridan, President

SWORN TO AND SUBSCRIBED IN MY PRESENCE ON December 28, 2000.
                                          ---------------------


                                            /s/ Cheryl L. Calder
                                            -----------------------------------
                                            NOTARY PUBLIC

                                                       CHERYL L. CALDER
                                                       My Commission expires on
                                                         9/11/2001
                                                       My County of residence
                                                         is Marion



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                                    EXHIBIT A

                          CERTIFICATE OF PARTICIPATION

THE HUNTINGTON NATIONAL BANK
41 SOUTH HIGH STREET
COLUMBUS, OHIO  43287

                               Date: _____________

Airbase Realty Holding Company
201 N. Illinois, Suite 1800
Indianapolis, Indiana  46204
Attention:  Gregory C. Sheridan, President

       Re:      Loan Participation Agreement between us dated as of May 1, 1998

Ladies and Gentlemen:

         Pursuant to the terms of the above-referenced Loan Participation Agreement, this will confirm that, as of this date, we have transferred and assigned to you an undivided 95% interest in the loan or loans described in the attached schedule, which are hereafter to be subject to the Loan Participation Agreement.

         This Certificate of Participation is in addition to all previous Certificates issued pursuant to the Loan Participation Agreement.

                                            Very truly yours,



                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                   ----------------------------



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                                    SCHEDULE

Name of Borrower              Date of Note            Original Principal Amount
----------------              ------------            -------------------------




























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